Exhibit 10.1

AMENDMENT NO. 2

Dated as of December 12, 2011

to

CREDIT AGREEMENT

Dated as of January 28, 2011

THIS AMENDMENT NO. 2 (“Amendment”) is made as of December 12, 2011 and shall, upon satisfaction of the conditions precedent set forth in Section 2 below be effective as of the date hereof (the “Amendment No. 2 Effective Date”) by and among AmTrust Financial Services, Inc., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of January 28, 2011 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement;

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.           Amendments to Credit Agreement.  Effective as of the Amendment No. 2 Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

Section 1.01 of the Credit Agreement is amended to insert the following new definitions thereto in the appropriate alphabetical order as follows:

“Permitted Call Spread Swap Agreements” means one or more Swap Agreements pursuant to which the Borrower (a) acquires a call option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, the cash value of such shares or a combination thereof from time to time upon exercise of such option, and/or (b) issues to the counterparty thereto warrants to acquire common stock of the Borrower, in each case entered into by the Borrower concurrently with the issuance of Permitted Convertible Notes; provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are typical and customary for Swap Agreements of such type (as determined by the Board of Directors of the Borrower in good faith) and (ii) in the case of clause (b) above, each such Swap Agreement, at the time of execution, would be classified as an equity instrument in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, or any successor thereto (including pursuant to the Accounting Standards Codification), and the settlement of such Swap Agreement does not require the Borrower to make any payment in cash or cash equivalents that would disqualify such Swap Agreement from so being classified as an equity instrument.

“Permitted Convertible Notes” means any unsecured notes issued by the Borrower that are convertible into common stock of the Borrower, cash or any combination thereof; provided that the Indebtedness thereunder satisfies the following requirements: (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 367 days after the Maturity Date (it being understood that the settlement of any early conversion or required repurchase following a Fundamental Change (as defined in such notes) (i.e. prior to the stated maturity date of the Indebtedness) of any Permitted Convertible Notes in accordance with the terms thereof shall not be considered a maturity, scheduled amortization or other scheduled payment of principal prior to the date that is 367 days after the Maturity Date), (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower and (iv) the aggregate principal amount of Indebtedness permitted to be issued or incurred under this definition shall not exceed $200,000,000 at any time outstanding.

Section 6.01 of the Credit Agreement is amended to (i) delete the “and” appearing at the end of clause (q) thereof, (ii) delete the period appearing at the end of clause (r) thereof and replace it with “and;” and (iii) add the following as new clause (s) thereof:

“(s) Indebtedness under the Permitted Convertible Notes.”

(a)           Section 6.06 of the Credit Agreement is amended to add the following as a new clause (d) thereof:

“(d) Permitted Call Spread Swap Agreements.”

(b)           Section 6.07 of the Credit Agreement is amended to (i) delete the “and” appearing at the end of clause (e) thereof, (ii) delete the period appearing at the end of clause (f) thereof and replace it with a semicolon and (iii) add the following as new clauses (g), (h) and (i) thereof:

“(g) the Borrower may enter into, exercise its rights and perform its obligations under Permitted Call Spread Swap Agreements;

(h) the Borrower may make cash payments and/or deliveries of shares of its common stock upon conversion of Permitted Convertible Notes pursuant to the terms thereof; and

(i) the Borrower may make interest payments in respect of Indebtedness under Permitted Convertible Notes.”

(c)           Clause (g) of Article VII of the Credit Agreement is amended to (i) insert “(i)” immediately before the reference to “secured Indebtedness” appearing in the proviso therein and (ii) insert the following phrase immediately before the semicolon appearing at the end thereof:

“, (ii) any requirement to make a cash payment as a result of the early termination of a Permitted Call Spread Swap Agreement and (iii) any requirement to deliver cash upon conversion of Permitted Convertible Notes”

2.           Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent and (ii) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

3.           Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants as follows:

(a)           This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.

4.           Reference to and Effect on the Credit Agreement.

(a)           Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)           Except with respect to the subject matter hereof and as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.           Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.           Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

AMTRUST FINANCIAL SERVICES, INC.,
as the Borrower

By:	/s/ Harry Schlachter
Name: Harry Schlachter
Title: Treasurer

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Issuing Bank and as Administrative Agent

By:	/s/ Thomas A. Kiepura
Name: Thomas A. Kiepura
Title: Vice President

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ David Schwartzbard
Name: David Schwartzbard
Title: Director

SUNTRUST BANK,
as a Lender

By:	/s/ K. Scott Bazemore
Name: K. Scott Bazemore
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Thomas J. Purcell
Name: Thomas J. Purcell
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 28, 2011
AmTrust Financial Services, Inc.

ASSOCIATED BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Peter J. Bulandr
Name: Peter J. Bulandr
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 28, 2011
AmTrust Financial Services, Inc.